Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2012 Incentive Stock Option Plan of First Financial Bankshares, Inc. of our report dated February 22, 2013, with respect to the consolidated financial statements of First Financial Bankshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

July 30, 2013